UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 7, 2006

NANOSENSORS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  000-51007

NEVADA	20-0452700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Wyatt Drive, Suite #2
Santa Clara, CA 95054
(Address and zip code of principal executive offices)

(408) 855-0051
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of July 7, 2006, NanoSensors, Inc. adopted a compensation plan for non-executive members of its board of directors. Under the terms of this arrangement, each non-executive member of our board of directors shall be paid an annual retainer of $18,000, payable in equal quarterly installments of $4,500; provided, however, that for the initial quarter in which a non-executive director commences service on the board, such director shall receive a prorated fee for such quarter based on the date such service commences, as follows: (a) if service commences during the first month of such fiscal quarter the fee for such quarter shall be $4,500; (b) if service commences during the second month of such fiscal quarter, the fee for such quarter shall be $3,000; and if service commences during the third month of such fiscal quarter, the fee for such quarter shall be $1,500.

Subject to the approval of our stockholders, effective on July 7, 2006, each non-executive director shall be awarded, on the date such person commences service as a director, an option to purchase 2,000,000 shares of our common stock, exercisable for a period of ten years at a price per share equal to the closing price of our common stock on the date of grant and which options shall vest as follows: 50% on the first anniversary of the date that the individual commences service as a member of the board with the remaining 50% vesting on the second anniversary of such date.

Item 3.02	Unregistered Sales of Equity Securities.

We have issued warrants to purchase an aggregate of 5,000,000 shares of our common stock to consultants pursuant to consulting agreements recently entered into with such persons. Each consultant was granted a warrant to purchase 1,000,000 shares of our common stock, vesting in equal monthly installments over a period of 24 months. The warrants are exercisable for a period of five years at a price per share equal to the closing price of our common stock on the date of grant. The issuance of these securities was exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) and the securities were issued without any form of general solicitation or general advertising.

Item 5.02 (d)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 10, 2006, our Board of Directors appointed Robert Baron as a director of NanoSensors, Inc.  Mr. Baron presently serves as a member of the board of directors of two publicly-traded companies, Hemobiotech, Inc. and Exegenics, Inc.  Hemobiotech is a development stage biotechnology company and Exegenics, which formerly operated as a biotechnology company, is currently seeking to redeploy its assets and actively pursue a new business. From 1998 to August 2004, he served as President of Cash City Inc., a payday advance and check cashing business. Previously, Mr. Baron served as President of East Coast Operations of CSS/TSC, a subsidiary of Tultex, Inc., a New York Stock Exchange listed company engaged in the manufacturing of activewear products, such as t-shirts and as Chairman of T-Shirt City Inc., a company engaged in the distribution of activewear products. Mr. Baron received his B.S. degree from Ohio State University. Mr. Baron is 66 years of age. Mr. Baron was a limited partner in Meyers Associates, LP from February 2002 until July 2006. Meyers Associates, LP served as a selling agent in our recently announced private placement. On July 13, 2006, we issued a press release announcing the election of Mr. Baron to our Board of Directors. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

Item 8.01	Other Events.

We have established a Technical Advisory Board that consists of five experts in the nanotechnology industry. We formed the advisory board to assist us in identifying patented or patent-pending technologies at universities and government laboratories. Each of the advisory board members also entered into separate two-year consulting agreements with us pursuant to which we will pay each of these individuals a monthly retainer of $1,500 and grant them warrants to purchase 1,000,000 shares of our common stock on the terms described in Item 3.02 of this Current Report on Form 8-K, above. On July 12, 2006, we issued a press release announcing the formation of our Technical Advisory Board. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

99.1	Press Release dated July 12, 2006.

99.2	Press Release dated July 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NANOSENSORS, INC.

By: /s/ Ted L. Wong
Name: Ted L. Wong
Title: Chief Executive Officer
Date: July 13, 2006